Exhibit 21

SUBSIDIARIES OF ARCH CHEMICALS, INC.1

(as of December 31, 2006)

Subsidiary	Jurisdiction Where Organized	Percentage of Direct/ Indirect Ownership by Arch of Voting Securities
Arch Acquisition, LLC	Delaware	100%
Arch Asia Holdings, Ltd.	Republic of Mauritius	100%
Arch Chemicals B.V.	The Netherlands	100%
Arch Chemicals California Holdings, Inc.	Delaware	100%
Arch Chemicals Canada, Inc.	Canada	100%
Arch Chemicals Far East, Limited	Delaware	100%
Arch Chemicals GmbH	Germany	100%
Arch Chemicals Holdings, Inc.	Virginia	100%
Arch Chemicals (Hong Kong) Limited	Hong Kong	100%
Arch Chemicals Japan, Inc.	Japan	100%
Arch Chemicals Limited	England and Wales	100%
Arch Chemicals Receivables Corp.	Delaware	100%
Arch Chemicals S.A.	France	100%
Arch Chemicals Singapore Pte Ltd	Singapore	100%
Arch Chemicals Specialty Products, Inc.	Delaware	100%
Arch Chemicals S.R.L.	Italy	100%
Arch Chemicals (Suzhou) Co., Ltd.	People’s Republic of China	100%
Arch Chemicals UK Holdings Limited	England and Wales	100%
Arch Coatings España, S.L.	Spain	100%
Arch Coatings France SA	France	100%
Arch Color S.r.l.	Italy	100%
Arch Export Trading Corporation	Barbados	100%
Arch International Trading (Shanghai) Co., Ltd.	People’s Republic of China	100%
Arch Investments France S.A.S.	France	100%
Arch Personal Care Products, L.P.	New Jersey	100%
Arch Products Holdings, Inc.	Virginia	100%
Arch Quimica Andina C.A.	Venezuela	100%
Arch Quimica Argentina S.R.L.	Argentina	100%
Arch Quimica Brasil Ltda.	Brazil	100%
Arch Quimica Colombia S.A.	Colombia	100%
Arch Quimica Uruguay S.A.	Uruguay	100%
Arch Sayerlack Coatings Singapore Pte., Ltd.	Singapore	100%
Arch Sayerlack Coatings S.r.l.	Italy	100%
Arch Timber Protection AB	Sweden	100%
Arch Timber Protection B.V.	The Netherlands	100%
Arch Timber Protection NV/SA	Belgium	100%

[1]	There are omitted from the list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Exhibit 21

Subsidiary	Jurisdiction Where Organized	Percentage of Direct/ Indirect Ownership by Arch of Voting Securities
Arch Treatment Technologies, Inc.	Virginia	100%
Arch UK Biocides Limited	England and Wales	100%
Arch Water Products France S.A.S.	France	100%
Arch Water Products South Africa (Proprietary) Limited	South Africa	100%
Arch Wood Protection Canada Corp.	Canada	100%
Arch Wood Protection, Inc.	Delaware	100%
Doe Run Gas Marketing Company	Kentucky	100%
Doe Run Gas Transmission Company	Kentucky	100%
Hickson Insurance Limited	England and Wales	100%
Hickson International Limited	England and Wales	100%
Hickson Investments Limited	England and Wales	100%
Hickson Limited	England and Wales	100%
Hickson Nederland BV	The Netherlands	100%
Hickson (USA) Corp.	Delaware	100%
Hydromen España, S.L.	Spain	100%
Inversiones Hickson Chile SA	Chile	100%